AMENDMENT TO THE EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is made effective 1 January 2021 (the “Effective Date”) between Florian Baumgartner domiciled in Germany (“Employee”) and Cimpress Deutschland GmbH incorporated and registered in Germany with company number HRB 115906 B whose registered office is at Salzufer 6, 10587 Berlin (“Company”). Employee and Company agree that this Amendment amends the Employment Agreement between Employee and Company dated 10 July 2019 (as amended from time to time, the “Employment Agreement”) effective as of the Effective Date.
WHEREAS, Employee is Executive Vice President and President, International within the Vistaprint business unit of Cimpress plc (“Cimpress”), reporting to Vistaprint’s CEO. Given Employee’s role, Employee is a member of the Vistaprint Executive Team (the “VET”).
WHEREAS, Vistaprint’s CEO offers all VET members the opportunity to participate in a voluntary Salary for RSU Program (the “Program”), pursuant to which each VET member may elect to reduce his or her current cash base salary for the duration of 4 years, and in exchange, receive a one-time Cimpress restricted share unit award having a grant value equal to the cumulative reduction amount.
WHEREAS, Employee has requested to participate in the Program, and Company and Employee therefore desire to amend the Employment Agreement in order to implement the agreed upon terms and conditions surrounding Employee’s voluntary participation in the Program, as set forth below.
NOW, THEREFORE, in consideration of the agreements, covenants, promises and releases contained herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Section 2 of the Employment Agreement shall be and hereby is amended by adding a new Section 2.10 immediately after Section 2.9, which Section 2.10 shall read in its entirety as follows:
2.10     Salary for RSU Program. Notwithstanding Section 2.1 above, Employee’s salary during the Program Period (as defined below) shall not be paid in accordance with Section 2.1 but instead shall be paid in accordance with the terms and conditions set forth on Exhibit 3 to this Agreement. Following the end of the Program Period, Employee’s salary shall revert to being paid in accordance with Section 2.1 above (plus any merit or other salary increases provided during the Program Period) and neither this Section 2.10 nor such Exhibit 3 shall have any further force or effect. For purposes of this Agreement, “Program Period” means the period commencing 1 January 2021 (the “Salary Reduction Start Date”) and ending 31 December 2024 (the “Salary Reduction End Date”).
2.The Employment Agreement shall be and hereby is amended by adding an Exhibit 3 immediately following Exhibit 2, which Exhibit 3 shall be the same as Exhibit 3 to this Amendment.
3.Employee confirms that he (i) received the Cimpress Disclosure of Risks document attached as Schedule 1 hereto (and the weekly bookings report referenced therein) before deciding to participate in the Program and enter into this Amendment, and (ii) has carefully read and fully understands the content of such Disclosure of Risks document and the weekly bookings report.
4.Employee freely and without any type of coercion agrees to the amendments outlined in this Amendment. Employee has been advised to seek legal and tax advice before signing this Amendment. Company and Employee acknowledge and agree that, except as amended herein, the Employment Agreement shall be unaffected and shall remain in full force and effect.
5.This Amendment contains and constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith.

6.This Amendment and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of the Federal Republic of Germany. The parties electronically transmitted signatures shall be effective to bind them to this Amendment.
IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the Effective Date set forth above.

CIMPRESS DEUTSCHLAND GMBH

By: /s/Robert S. Keane                    /s/Florian Baumgartner
Name: Robert Keane                    Florian Baumgartner
Title: Managing Director

EXHIBIT 3
Employee’s Salary and RSU Awards During Program Period
1.During the Program Period, Employee’s initial base salary shall be EUR 72,000 gross per annum, which will be paid in monthly amounts of EUR 6,000. Employee's salary shall accrue from day to day and be payable in arrears in accordance with established monthly payroll practices.
2.In consideration of the agreed-upon reduced salary set forth in clause 1 above, Cimpress will grant Employee a one-time Cimpress restricted share unit (RSU) award on or about the Salary Reduction Start Date (the “RSU Award”). The RSU Award will have a grant value equal to EUR 2,112,000. Because RSUs are denominated in U.S. dollars (USD), Cimpress converted such Euro-denominated grant value into a USD-denominated grant value of USD 2,571,867 by using the 10-day trailing average of EUR to USD exchange rates as of 20 December 2020.
3.The RSU Award will be subject to the terms and conditions of the Cimpress plc 2020 Equity Incentive Plan (the “Plan”) and the RSU agreement that Employee will need to sign in order to accept the RSU Award (the “RSU Agreement”). Employee acknowledges and agrees that (i) he has been provided with copies of the Plan and the form of the RSU Agreement, (ii) has reviewed them carefully and understands them fully, and (iii) has had sufficient opportunity to consult with his own legal counsel and tax and financial advisors regarding the terms and conditions of the Plan, the RSU Agreement (including, without limitation, the vesting, forfeiture and lock-up provisions therein) and the Program.
4.Employee and Company agree that following the Salary Reduction End Date, Employee’s base salary shall revert to the level set forth in Section 2.1 of the Employment Agreement plus any future merit or other salary increases to such base salary provided during the Program Period and Employee shall not receive or be entitled to receive any further RSU awards as described in this Exhibit 3.
5.Employee is aware that by voluntarily reducing his base salary in connection with the Program the contribution amounts to any (governmental) benefits, including but not limited to retirement, pension and sick pay, which are determined by reference to Employee’s base salary, may be correspondingly reduced. Employee understands the consequences of this Amendment and acknowledges that Cimpress cannot make any guarantees about any social security and benefits contributions.

SCHEDULE 1
Disclosure of Risks
We are offering Employee an opportunity to elect to amend his employment terms to reduce his base salary in exchange for a restricted share unit (RSU) award. RSUs represent Cimpress’ commitment to issue you ordinary shares of Cimpress plc, which are traded on the NASDAQ Stock Exchange under the symbol CMPR, on a one-to-one basis so long as you are still an employee of Cimpress or any of its subsidiaries on each vesting date.
By choosing to participate in this Program, you would be making an investment decision that involves material risks. Starting in March 2020, Cimpress’ revenue, profitability and cash flow began to and continue to be materially negatively impacted by the COVID-19 pandemic. We cannot say to what extent or for what length of time this impact will continue. We have attached a weekly bookings report showing our quarter-to-date consolidated bookings and bookings by segment trends through December 5, 2020, but we are unable to provide you with a full picture of our Q2 FY21 financial performance to date or our financial projections for the remainder of FY21 or future fiscal years.
We also do not know what will happen to Cimpress’ share price as the COVID-19 pandemic continues and/or when we publicly announce our financial results for this quarter or future quarters. Cimpress’ share price has been extremely volatile in 2020, moving from a high of $126.46 on January 2, 2020 to a low of $40.80 on April 3, 2020, and this volatility could continue. If Cimpress’ share price falls between the date when your RSU award is granted and the date on which any given tranche vests, the RSUs underlying that tranche will lose value. There are many risks affecting Cimpress’ business and share price, including but not limited to the current COVID-19 pandemic, and you can find a description of some of those risks in Cimpress’ recent 10-K filing with the U.S. Securities and Exchange Commission:

https://www.sec.gov/ix?doc=/Archives/edgar/data/1262976/000126297620000060/cmpr0630202010-k.htm#s534D20C6BA525D24880ECA95AEEE7980